                                                                     Exhibit 8.1

Organizational Structure--NTT's Consolidated Subsidiaries as of March 31, 2001

                                                           Equity Held by NTT,
                                              Country of       directly or
                    Name                     Incorporation     indirectly
                    ----                     ------------- -------------------
Nippon Telegraph and Telephone East
 Corporation................................   Japan               100.0%
Nippon Telegraph and Telephone West
 Corporation................................   Japan               100.0%
NTT Communications Corporation..............   Japan               100.0%
NTT America, Inc.(/1/)......................   USA                 100.0%
NTT Rocky, Inc. ............................   USA                 100.0%
NTTA&T Investment, Inc. ....................   USA                 100.0%
ntta.com, Inc.(/2/).........................   USA                 100.0%
TELETECHNO, INC. ...........................   USA                 100.0%
Milletechno, Inc. ..........................   USA                 100.0%
NTTA&A Investment, Inc. ....................   USA                 100.0%
Autoweb Communications, Inc. ...............   USA                  80.0%
NTT MULTIMEDIA COMMUNICATIONS LABORATORIES,
 INC. ......................................   USA                 100.0%
NTT Australia Pty. Ltd. ....................   Australia           100.0%
NTT WORLDWIDE TELECOMMUNICATIONS
 CORPORATION................................   Japan               100.0%
NTT Europe Ltd. ............................   UK                  100.0%
NTT MSC SDN BHD.............................   Malaysia            100.0%
NTT Singapore Pte. Ltd......................   Singapore           100.0%
NTT (HONG KONG) LIMITED.....................   China               100.0%
NTT Taiwan Ltd. ............................   Taiwan              100.0%
NTT KOREA Co., Ltd. ........................   Korea               100.0%
NTT Comunicaces do Brasil Participacoes
 Ltda. .....................................   Brazil              100.0%
NTT do Brasil Telecomunicacoes Ltda. .......   Brazil              100.0%
NTT DoCoMo, Inc. ...........................   Japan                64.1%
NTT DoCoMo Hokkaido, Inc. ..................   Japan                96.3%
NTT DoCoMo Tohoku, Inc. ....................   Japan                92.8%
NTT DoCoMo Tokai, Inc. .....................   Japan                91.1%
NTT DoCoMo Hokuriku, Inc. ..................   Japan                93.8%
NTT DoCoMo Kansai, Inc. ....................   Japan                88.2%
NTT DoCoMo Chugoku, Inc. ...................   Japan                83.9%
NTT DoCoMo Shikoku, Inc. ...................   Japan                97.2%
NTT DoCoMo Kyushu, Inc. ....................   Japan                93.6%
NTT DATA CORPORATION........................   Japan                54.2%
NTT FACILITIES, INC. .......................   Japan               100.0%
NTT URBAN DEVELOPMENT CO....................   Japan               100.0%
NTT COMWARE CORPORATION.....................   Japan               100.0%
NTT LEASING CO., LTD........................   Japan                55.8%
NTT AUTO LEASING CO., LTD. .................   Japan                68.2%
NTT FINANCE JAPAN CO., LTD. ................   Japan               100.0%
NTT Software Corporation....................   Japan               100.0%
NTT Electronics Corporation.................   Japan                90.0%
NTT Advanced Technology Corporation.........   Japan                61.3%
NTT-IT CORPORATION..........................   Japan                53.0%
NTT-ME HOKKAIDO CORPORATION.................   Japan               100.0%
NTT-ME TOHOKU CORPORATION...................   Japan               100.0%
NTT-ME CORPORATION..........................   Japan               100.0%
NTT-ME TOKAI CORPORATION....................   Japan               100.0%
NTT-ME HOKURIKU CORPORATION.................   Japan               100.0%
NTT-ME KANSAI CORPORATION...................   Japan               100.0%
NTT-ME CHUGOKU CORPORATION..................   Japan               100.0%
NTT-ME SHIKOKUI CORPORATION.................   Japan               100.0%
NTT-ME KYUSHU CORPORATION...................   Japan               100.0%
NTT-DO CO., LTD.............................   Japan               100.0%
NTT DIRECTORY SERVICES CO...................   Japan               100.0%
NTT TELECA CORPORATION......................   Japan                84.5%
NTT WORLD ENGINEERING MARINE CORPORATION....   Japan                66.7%
Verio Inc. .................................   USA                 100.0%
Other 34 companies..........................   Various           Various

--------
(1) On April 2, 2001, NTT America, Inc. changed its company name to NTT USA,
    Inc.
(2) On April 2, 2001, ntta.com, Inc. changed its company name to NTT America,
    Inc.